Exhibit 99.1

Annual Stockholder Meeting

Fox Chase Bancorp, Inc.

May 22, 2008

Presented by President and Chief Executive Officer Thomas M. Petro

Forward-Looking Statement

This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this presentation that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends; changes in interest rates; competition; the quality and composition of the loan and investment portfolios and deposit flows; substantial changes in financial markets; changes in real estate values and the real estate market; regulatory changes; possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of pending litigation; and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Hello, my name is Tom Petro. It is my privilege to serve you as the President and Chief Executive Officer of Fox Chase Bancorp (the “Company”) and Fox Chase Bank (the “Bank”).

On behalf of the Board of Directors, the officers and staff of Fox Chase Bank, I welcome you this morning and thank you for joining us today for our second annual meeting of stockholders.  Many of you are customers as well as stockholders and we are delighted that you are owners of the Company.

Today I will discuss our 2007 highlights, our history, strategic focus and financial results.

First, allow me to set the stage with some important background information. This background is important context for our discussion about 2007 and for setting investor expectations about our earnings capacity. Fox Chase Bank, the principal subsidiary of Fox Chase Bancorp, is presently engaged in a turnaround. In 2004, as part of a routine examination of the Bank, regulators from the Office of Thrift Supervision identified significant deficiencies in the way the Bank was conducting its business and imposed upon the Board and management an Order to Cease and Desist from engaging in certain activities.  The Order identified a number of regulatory violations and unsafe and unsound banking practices that required immediate correction. The regulators also identified a large number of poorly documented and underwritten commercial and construction loans, the majority of which were used to fund speculative real estate development. All of these problems were addressed in some detail in the Company’s prospectus as part of our initial public offering in 2006, and are summarized on pages 29 and 30 of the Company’s 2007 Annual Report. The Order was lifted in June of 2006.

With that background, 2007 was a remarkable year for your Company. As your Bank celebrated the 140th anniversary of its charter that was issued in 1867, the financial services industry struggled to deal with a credit and liquidity crisis of historic proportions. While we are cautiously optimistic that this turmoil will subside in 2008, the challenges ahead will be tough.

Despite this turmoil, your board and management team stayed focused on executing our strategy of delivering value to customers. The results demonstrate that our business strategy is working, but there is more to do.  We are not at all satisfied with the Company’s level of profitability.  Our operational focus shifted in 2007 from the much needed clean up mandated by the Cease and Desist Order to growth and profitability.

Our mission remains the same:  to satisfy our customers by delivering financial solutions that they care about most; to satisfy our employees by creating a professional, supportive and challenging work environment that fosters engagement, rewards results and provides ownership opportunities; to satisfy our communities by being a good neighbor through active volunteer and financial support; and to satisfy our stockholders by delivering consistent year-over-year earnings growth that will increase the value of our stock and we hope eventually allow us to pay a dividend.

Your board and management team believe that a strong bank requires a strong culture of ethics, integrity and commitment.  It begins with our exceptional board that is dedicated and completely engaged in meeting the highest standards of ethical behavior and corporate governance.  Our discussions about the Company’s strategy, opportunities, risks, people and priorities are thoughtful, open and substantive.  The board and management have created a corporate culture where ethical behavior is expected and where men and women are expected to conduct themselves with integrity. We think that such a culture fosters candor and trust, and establishes a climate of doing things right.

Our business strategy is built upon a foundation of three core competencies: risk management, and particularly credit risk management; the delivery of payment system solutions; and prudent investment management. We are leveraging these competencies with particular emphasis on five business objectives: building profitable business and consumer relationships with an emphasis on checking accounts; increasing business lending; increasing income by expanding our product offerings; expanding our footprint around Philadelphia; and supplementing organic growth with acquisitions.

What markets are we targeting?  We are targeting three business market segments: privately-held family businesses, professional practices and real estate firms. And we are focused on serving the personal banking needs of our business customers while serving the families that have been the Bank’s backbone for 140 years.

So how are we doing?  In 2007, we expanded our base of business clients by 30 percent while maintaining high levels of commercial client retention. We also grew business loans by over 125 percent while maintaining solid credit quality. While the percentage increase in business loans is impressive, it should be remembered that the Bank’s business lending teams were put in place in the second quarter of 2006 and prior to that the Bank had negligible commercial loan originations.

While our strategy is to emphasize business lending, it does not mean that home mortgage lending and consumer lending are not important to us.  Both are very important.  But we believe that the best way to grow earnings is to grow business lending. Our long-term objective is to achieve a balanced portfolio comprised of one-third residential mortgage loans, one-third consumer loans and one-third commercial loans. As you can see from this chart, we made great strides in our commercial loan portfolio.

We are pleased with our past progress, yet there is more to do. To keep our forward momentum your board approved a reorganization of the management team in March of this year in which Jerry Holbrook became Chief Operating Officer responsible for all business and consumer banking business lines.  Roger Deacon, previously Chief Accounting Officer, was promoted to Chief Financial Officer.

We believe one of our core competencies is risk management and credit risk management in particular.  The sub-prime melt down and global liquidity crisis remind us all of the importance of well-honed risk management systems in financial institutions. Banks are in the business of taking calculated risks, so it is essential for bankers to get the calculus right. The very nature of risk in financial institutions is tricky. Risk is dynamic and fluid, often shifting quickly in surprising ways.  Risk is partially systemic in nature, and partially localized to a specific borrower or event. Risk can often appear in unexpected ways, in unexpected places with unexpected magnitudes, and it is always best understood with the benefit of hindsight. Since we, like all banks, manage risk with imperfect information, the board works closely with the executive team in an effort to anticipate emerging risks while working to ensure that effective risk policies and risk management procedures are in place. We believe that these disciplines are core to our strategy and essential for increasing stockholder value. To be a good company, we have to manage risk well.

A second core competency is in the area of payment system solutions.  In 2006, we launched over thirty new payment systems products and services that help a business accelerate its cash conversion cycle and leverage business cash flows for incremental profitability. Our focus shifted from research and development in 2006 to sales and implementation in 2007.

The array and sophistication of payment systems options is accelerating and most small and mid-sized businesses need assistance to navigate the options and craft a solution that works best for the unique requirements of the business. Enter Fox Chase Bank.  Your board and management team believe that payment solutions offer a unique opportunity to grow business deposits through a consultative approach to helping businesses implement custom-tailored payments solutions. Kerry Lynch is our Chief Payments Officer and with the recent management reorganization, all payment solutions sales, operations and our information technology units have been vertically integrated under his leadership.

Products are certainly important, but banking is a service business and it is our people that make a difference. Talent management is a key priority for your board. We are committed to staffing the Bank with the very best and brightest in all roles throughout the company. We believe that stockholder value creation begins with our people — that it takes satisfied employees to create satisfied clients, and a growing base of satisfied clients to create satisfied stockholders.

We believe the best way to create long-term value for stockholders is through sustainable year-over-year increases in earnings growth.  As we drive earnings growth, we are targeting business lines and market segments that we believe will build the long-term franchise value of the company.

A second means of creating stockholder value is through the repurchase of company stock.  In 2007, we purchased 287,500 shares of company stock to fund the stockholder approved equity incentive plan.  Additionally, we purchased 327,000 shares in conjunction with a stock repurchase plan.

We also intend to pay dividends in the future based on the board’s consideration of a number of factors, including earnings growth. When will we do this?  The answer is that we don’t know.  We are committed to seeing the Bank through its turnaround. We are laboring strenuously to put the Bank on a solid foundation that will drive future earnings. And we are committed to paying a dividend as soon as it is prudent to do so.

Your board is also committed to using the Company’s capital to build franchise value, that is, to execute a business strategy that will result in creating a more valuable and attractive company that will be able to command higher stock multiples and attractive valuations.

Now on to our Community strategy that has two pillars: our Neighborhood Commitment Programs and the Fox Chase Bank Charitable Foundation.  The three programs that comprise our Neighborhood Commitment Program encourage our employees to be active members of their communities and provide a framework for the Bank to financially support the charities and not-for-profit organizations that our employees support with their time, efforts and financial commitment. More information about these programs is available on the Bank’s website: www.foxchasebank.com.

These next few slides highlight some of last year’s community events.

The second pillar of our Community strategy is the Fox Chase Bank Charitable Foundation that has a three-fold mission:  To encourage business entrepreneurship and economic development, to support artistic and cultural initiatives and to provide vital human services including affordable housing.

Here are the organizations that received grants in 2007.

Now onto the Financial highlights for 2007.

Total Assets increased in 2007 to $813 million from $757 million at year-end 2006.  The green area represents cash and cash equivalents. The red area represents the Bank’s investment portfolio. The blue area represents loans that grew during 2007 by 25%.  And the gray area represents “other assets.”

While our asset quality is very good, we are in challenging times for the U.S. economy. Economic activity has been sluggish and continues to be shaped by the fallout from the housing markets that began two years ago.  Federal Reserve Vice Chairman Donald Kohn said in a speech on Tuesday of this week that the “housing market correction has begun to spillover into other sectors of the economy.  Consumer and business spending, which slowed at the end of 2007, has remained on a shallow trajectory since then.”(1)  In light of these economic headwinds, we continue to closely monitor our loans for signs of deterioration.

Total liabilities also increased in 2007. The green area represents deposits that were modestly lower in 2007.  Your Bank operates in a highly competitive market for deposits. Non-interest bearing checking deposits increased last year to $43 million while interest-bearing deposits decreased slightly related to certificate of deposit run-off. Continued growth of non-interest bearing checking balances is an important part of our turnaround efforts. The red area represents borrowings that increased as we took advantage of favorable interest rates. The blue area represents capital that decreased in 2007 as a result of the previously mentioned stock repurchase programs.

The Bank’s net interest margin increased in 2007 from 2.33% to 2.60%.  This means that our strategy of emphasizing business lending is generating stronger net interest income. While this is a positive trend, the Bank’s net interest margin remains low in comparison to our peers. We are committed to changing the balance sheet mix to include more prudently underwritten higher-yielding business loans while growing lower-costing checking accounts. This changing mix should improve our net interest margin over time.

The Company had net income of  $1.9 million in 2007, down from $3.6 million in 2006 and $6.0 million in 2005.  The Company’s net income was favorably impacted in both 2005 and 2006, as a result of a credit to the provision for loan losses that reduced the Bank’s allowance for loan and lease losses. We were able to reduce the allowance by approximately $6.0 million in 2005, followed by another reduction of $5.4 million in 2006 as the previously referenced levels of problem loans were reduced.

(1) Speech delivered by Federal Reserve Vice Chairman Donald L. Kohn at the National Conference on Public Employee Retirement Systems Annual Conference, New Orleans, Louisiana, May 20, 2008

In conclusion, 2007 was a remarkable year for your Company. Great strides were made toward the successful turnaround of our Bank. The financial results demonstrate that our business strategy is working and that we have established a sound platform for growth. We believe we have the people, products and business processes that will enable us to profitably grow the Company.  Our strategic focus is to serve the market that extends out from Center City Philadelphia to the suburban communities in the tri-state area. We are focused on serving family run businesses, professional practices and real estate firms, as well as families that have made us who we are today. Although we celebrate 140 years of business operations, our mission is unchanged: to serve our customers, employees, communities and stockholders.

On a personal note, I am particularly proud to serve with this board, executive team, and employees of Fox Chase Bank.  It is a privilege to work with such an extraordinarily talented, competent, and focused team.

Thank you.